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                                                                       Exhibit 1
                                                                       ---------

                                   AGREEMENT


          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Shopko Stores, Inc.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          EXECUTED this 6th day of January, 1998.



BOSTON PARTNERS ASSET MANAGEMENT, L.P.

By:  Boston Partners, Inc.
     its general partner


     By:  /s/ Desmond John Heathwood
          __________________________
          Desmond John Heathwood
          President



BOSTON PARTNERS, INC.


     By:  /s/ Desmond John Heathwood
          __________________________
          Desmond John Heathwood
          President


/s/ Desmond John Heathwood
__________________________
Desmond John Heathwood